Rule 424(b)(3)
                                                      Registration No. 333-79465


PRICING SUPPLEMENT NO.       5      ,  Dated           June 14, 2000
                       -------------         -----------------------------------
To Prospectus Dated   June 17, 1999
                    -------------------------


                          WASHINGTON GAS LIGHT COMPANY
                           MEDIUM-TERM NOTES, SERIES E
                     DUE ONE YEAR OR MORE FROM DATE OF ISSUE


Principal Amount: $20,500,000       [X] Fixed Rate Note   [ ] Floating Rate Note
                  -----------

Issue Price (as a percentage of     [X] Book Entry Note   [ ] Certificated Note
         principal amount): 100%
                            ----

Original Issue Date:    June 19, 2000
                    -----------------------------

Maturity Date:          June 20, 2005
                    -----------------------------

[X]  The Offered Notes cannot be redeemed prior to maturity.

[ ]  The Offered Notes may be redeemed prior to maturity.

[X]  The Offered Notes are not subject to repurchase.



Applicable Only to Fixed Rate Notes:
------------------------------------

         Interest Rate:  7.45%  per annum.
                        -------

         Interest Payment Dates:  March 15 and September 15

Applicable Only to Floating Rate Notes:
---------------------------------------

         Base Rate:                         Maximum Interest Rate:
         [ ]  Commercial Paper Rate         Minimum Interest Rate:
         [ ]  LIBOR                         Interest Reset Dates:
         [ ]  Treasury Rate                 Interest Reset Period:
                                            Interest Payment Dates:
                                            Interest Payment Period:

          Initial Interest Rate:
                                   ---------
                 Index Maturity:
                                   ---------
         Spread (plus or minus):
                                   ---------
              Spread Multiplier:
                                   ---------

Merrill Lynch & Co. acted as principal in connection with this transaction for $20,000,000 principal amount of the notes. Salomon Smith Barney acted as agent in connection with this transaction for $500,000 principal amount of the notes.